Exhibit 16.1


                          [Letterhead of J.H. Cohn LLP]


March 12, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Dynamic I-T, Inc. (File No. 0-10065)

Ladies and Gentlemen:

         We have read the statements of Dynamic I-T, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K for the month of March, 2001. We agree with the statements concerning our firm in such Current Report.

Very truly yours,

/s/ J.H. Cohn LLP
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    J.H. Cohn LLP